EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in this Registration Statement of Lafayette Bancorporation on Form S-8 of our report, dated January 27, 1999, on the consolidated financial statements of Lafayette Bancorporation as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, included in Lafayette Bancorporation's Annual Report on Form 10-K for the year ended December 31, 1998.

                                         /s/ Crowe, Chizek and Company LLP

                                        CROWE, CHIZEK AND COMPANY LLP

October 26, 1999
Indianapolis, Indiana